EXHIBIT 99.1
                                                                   ------------
                           Important Notice Regarding
                The Select Comfort Profit Sharing and 401(k) Plan


            Blackout Period and Restrictions on Your Rights to Trade Select Comfort Corporation Common Stock during the Blackout Period

To:      Select Comfort Corporation Directors and Executive Officers
From:    Mark A. Kimball, Senior Vice President & General Counsel
Date:    May 26, 2005

The purpose of this notice is to inform you that the Select Comfort Profit Sharing and 401(k) Plan (the "Plan") will be entering a "blackout period" due to a transition in record-keeping and investment management services from Met Life to Prudential Retirement. The blackout period will begin at 3:00 p.m. Central Daylight Time on Wednesday, June 22, 2005 and is scheduled to end on July 11, 2005. If the transition does not occur as planned, however, the end of the blackout period could be delayed beyond July 11, 2005. During the blackout period, participants in the Plan will not be able to initiate a transfer from one investment option to another investment option, obtain a loan, or obtain a distribution or withdrawal.

The Securities and Exchange Commission ("SEC") has implemented rules under the Sarbanes-Oxley Act of 2002 (P.L. 107-204) (the "Sarbanes-Oxley Act") which apply to 401(k) plan blackout periods. Generally, the Sarbanes-Oxley Act prohibits directors and executive officers of an issuer from trading in the issuer's equity securities during certain periods when the issuer's employees are unable to purchase or sell the issuer's equity securities held in 401(k) or similar plans. These periods are commonly referred to as "blackout periods." Since the assets of the Plan include shares of common stock of Select Comfort Corporation, the rules under the Sarbanes-Oxley Act referenced above apply to directors and executive officers of Select Comfort during the blackout period. Because you are a director or executive officer of Select Comfort, please note that, during the blackout period for the Plan, you will be prohibited from purchasing, selling or otherwise acquiring or transferring shares of common stock of Select Comfort or any related derivative security (such as an option) if you acquired such stock or security in connection with your service or employment as a director or executive officer with Select Comfort. This prohibition applies to securities you hold both inside and outside the Plan. Under applicable SEC rules, there is a presumption that any securities sold during a blackout period are not exempt from the rule (that is, the individual corporate insider bears the burden of proving that the securities were not "acquired in connection with service or employment").

The above prohibition is in addition to the normal restrictions on trading activity that apply under the Select Comfort Policy and Procedure on Trading in Securities by Directors, Officers and Employees. Note that the trading window is scheduled to be closed under this policy from May 30 through July 29, 2005, so the blackout period



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arising from the transition of the Plan to a new provider will not create any additional restrictions unless we are required to extend the blackout period beyond July 29, 2005. As always, you should pre-approve any transaction in Select Comfort securities with the company's General Counsel.

Violations of the insider trading prohibition arising under the Sarbanes-Oxley Act described above will allow Select Comfort or a shareholder acting on behalf of Select Comfort to bring an action to recover the profits realized by the director or executive officer. In addition, the SEC may bring an action, including civil injunction proceedings, cease-and-desist actions, civil penalties and all other remedies available to the SEC under the Securities Exchange Act of 1934, including, in some cases, criminal penalties.

A notice was mailed on May 20, 2005 to all participants in the Plan to inform them of the details of the blackout period. This notice to directors and executive officers is being given in order to comply with the requirements of
Section 306(a) of the Sarbanes-Oxley Act.

While we anticipate a smooth transition of record-keeping and investment management services for the Plan to Prudential Retirement, we will notify you in the event that an extension of the blackout period becomes necessary.

If you have any questions concerning this notice, please contact Mark Kimball at 763-551-7000, or at Select Comfort Corporation, 6105 Trenton Lane North, Minneapolis, MN 55442.


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